Exhibit (23)(b)




                     CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "INDEPENDENT AUDITORS OF DEERBANK" and "EXPERTS" in the Registration Statement (S-4) of NBD Bancorp, Inc. for the registration of shares in connection with the acquisition of Deerbank Corporation and to the incorporation by reference therein of our report dated November 11, 1994, with respect to the consolidated financial statements of Deerbank Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

April 20, 1995